UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: November 14, 2007

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01 Other Events.

On November 14, 2007, the Company announced that it has commenced a cash tender offer for up to $500 million aggregate principal amount of its outstanding 6.750% Medium Term Notes (Series F) due 2009 and 7.875% Senior Notes due 2012. The tender offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 14, 2007, and the accompanying Letter of Transmittal. The tender offer will be funded from a portion of the proceeds from a loan secured by the installment notes received as consideration for the Company’s recently completed sale of timberland. The closing and funding of this loan is one of the conditions to the tender offer.

A copy of the press release announcing the tender offer is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by the Company on November 14, 2007, announcing commencement of the cash tender offer.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: November 14, 2007	By:	/s/ Randall D. Levy
Name: Randall D. Levy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Press Release issued by the Company on November 14, 2007, announcing commencement of the cash tender offer.	4

3